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Exhibit 10.19
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                                    SUBLEASE
                            1300 Terra Bella Avenue
                           Mountain View, California

     This Sublease ("Sublease"), dated August 16, 1999 for reference purposes only, is entered into by and between Clontech Laboratories, Inc., a California corporation ("Sublessor") and TelCom Semiconductor, Inc. ("Sublessee").

                                   Recitals

     A. Sublessor leases certain premises consisting of an industrial building containing approximately 42,565 square feet, located at 1290 and 1300 Terra Bella Avenue, Mountain View, California (the "Master Premises"), pursuant to that certain Agreement of Lease dated April 28th, 1997 by and between Teledyne Industries, Inc., as landlord (the "Master Lessor") and Sublessor, as tenant (the "Master Lease").

     B. Concurrently herewith Sublessor and Master Lessor are amending the Master Lease to add certain premises (the "Additional Premises") pursuant to an Amendment to Agreement of Lease dated of even date herewith (the "Lease Amendment"). The Additional Premises are currently leased to TelCom pursuant to an existing lease (the "TelCom Lease"), which lease will be terminated by separate agreement (the "TelCom Lease Termination Agreement") between Sublessee and Master Lessor. The Master Lease, as amended by the Lease Amendment, is referred to herein as the "Master Lease" and a true and correct copy thereof is attached hereto as Exhibit "A." Capitalized terms used but not defined herein have the same meanings as they have in the Master Lease.

     C. Sublessor desires to sublease a portion of the Master Premises to Sublessee, and Sublessee desired to sublease such portion of the Master Premises from Sublessor, on and subject to the terms and provisions hereof. That portion of the Master Premises to be subleased hereunder (the "Premises") is more particularly described in Exhibit "B" attached hereto and incorporated herein by this reference.

     Now, Therefore, in consideration of the mutual covenants and conditions contained herein, Sublessor and Sublessee covenant and agree as follows:

                                   Agreement

     1. Premises. On and subject to the terms and conditions below, Sublessor hereby leases to Sublessee, and Sublessee hereby leases from Sublessor, the Premises.

     2. Term. This Sublease shall commence on August 23, 1999 (the "Commencement Date"), provided Sublessor has theretofore obtained the consent of Master Lessor, the TelCom Lease is terminated and the Lease Amendment has been executed, and shall expire May 31, 2003, unless sooner terminated pursuant to any provision hereof. This Sublease may be

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extended on a month-to-month basis following its expiration, upon written agreement of both Sublessor and Sublessee.

     3.  Rent.

          (a)  Base Rent.

               (1) Commencing on the Commencement Date and continuing through May 31, 2000, Sublessee shall pay rent ("Base Rent") to Sublessor an amount equal to one hundred percent (100%) of the amount of Base Rent Sublessee would have been paying under the TelCom Lease if the TelCom Lease had not been terminated, as such amount may be adjusted in accordance with the provisions of the TelCom Lease (the "TelCom Rent"). As of the Commencement Date, the amount of Base Rent payable by Sublessee hereunder is $100,111.95 per month and shall adjust, in accordance with the provisions of the TelCom Lease, effective December 23, 1999 and annually thereafter.

               (2) Commencing June 1, 2000 (or on the Delivery Date [as that term is defined in paragraph 8 below], if such date is later) and continuing throughout the balance of the term of this Sublease, Base Rent shall be adjusted to equal TelCom's Share (as that term is defined below) of the TelCom Rent, as the same may be adjusted from time to time in accordance with the provisions of the TelCom Lease. For purposes of this Sublease, TelCom's Share shall equal a fraction, the numerator of which is the square footage of the Premises and the denominator of which is 70,254 square feet.

          (b) Additional Rent. Commencing on the Commencement Date and continuing throughout the term of this Sublease, Sublessee will also pay additional rent ("Additional Rent") in the following amounts:

               (1) Commencing on the Commencement Date and continuing through May 31, 2000, Additional Rent shall be equal to sixty-two and 17/100 percent (62.17%) of all costs payable by Sublessee pursuant to the Master Lease, for insurance premiums, taxes, assessments, operating charges, utilities, maintenance charges, common area expenses and any other charges, costs and expenses which arise or may be contemplated under the Master Lease with regard to the Master Premises (but not including any Capital Improvement amortization and associated interest charge, if any, relating to improvements made on or prior to August 23, 1999) (herein, "Operating Costs").

               (2) Commencing June 1, 2000 (or on the Delivery Date, if such date is later) and continuing for the balance of the Sublease term, Additional Rent shall be equal to Sublessee Pro Rata Share of Operating Costs.

          (c) Sublessee's Pro Rata Share. For purposes of this Sublease, Sublessee's Pro Rata Share shall be equal to a fraction, the numerator of which is the square footage of the Premises, and the denominator of which is equal to 113,000 square feet. On or

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     prior to the Delivery Date, Sublessor's architect or construction consultant shall determine the square footage of the Premises and shall notify Sublessee in writing.

     Base Rent, Additional Rent and all other amounts payable by Sublessee hereunder are referred to collectively as "Rent." Additional Rent shall be payable to Sublessor as and when payments are due from Sublessor pursuant to the Master Sublease, but at least five (5) business days prior to the date Sublessor must pay such amounts to Master Lessor.

          (c) Payment. If the Commencement Date does not fall on the first day of a calendar month, Rent for the first month shall be prorated on a daily basis based upon a calendar month. Rent shall be payable to Sublessor in lawful money of the United States, in advance, without prior notice, demand, or offset. Base Rent shall be payable on or before the first day of each calendar month during the term hereof. Additional Rent shall be payable three (3) business days prior to the date Additional Rent is payable by Sublessor under the Master Lease. All Rent shall be paid to Sublessor at the address specified for notices to Sublessor in paragraph 15, below.

          (d) Late Charges. Sublessee recognizes that late payment of any Rent will result in administrative expenses to Sublessor, the extent of which additional expenses are extremely difficult and economically impractical to ascertain. Sublessee therefore agrees that if any Rent shall remain unpaid ten (10) days after such amounts are due, the amount of such Rent shall be increased by a late charge to be paid to Sublessor by Sublessee in an amount equal to the greater of five hundred dollars ($500) or ten percent (10%) of the amount of the delinquent Rent.

          (e) Deposits. On August 20, 1999, Sublessee shall pay to Sublessor the sum of $100,111.95, constituting payment in advance of the first month's Base Rent, plus the cash balance of the Security Deposit in the amount of $24,212,33.

          (f) Abatement. In the event of any casualty or condemnation affecting the Premises, Rent payable by Sublessee shall be abated hereunder, but only to the extent that rent under the Master Lease is abated, and Sublessee waives any right to terminate this Sublease in connection with such casualty or condemnation, except to the extent the Master Lease is also terminated as to the Premises or any portion thereof.

     4. Utilities. Sublessee shall pay for all water, gas, heat, light, power, telephone, sewer and other utilities supplied to the Premises during the entire term of this Sublease or the Additional Premises from the Commencement Date through June 1, 1999 ("Utilities"), together with any fees, surcharges and taxes thereon. In the event that Utilities to the Premises are not separately metered, Sublessee shall reimburse Sublessor for Sublessee's Pro Rata Share of the cost of utilities furnished to the Master Premises.

     5. Security Deposit. Sublessee shall assign and does hereby assign to Sublessor its interest in its current security deposit with Master Lessor in the amount of $28,596.67 and agrees to deliver cash in the amount of $24,212,33, so that Sublessor will hold the aggregate amount of $52,809, as security for the full and faithful performance of its obligations hereunder ("Security Deposit"). If Sublessee fails to pay Rent or other charges when due under this Sublease, or fails

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to perform any of its other obligations hereunder, Sublessor may use or apply all or any portion of the Security Deposit for the payment of any Rent or other amount then due hereunder and unpaid, for the payment of any other sum for which Sublessor may become obligated by reason of Sublessee's default or breach, or for any loss or damage sustained by Sublessor as a result of Sublessee's default or breach. If Sublessor so uses any portion of the Security Deposit, Sublessee shall restore the Security Deposit to the full amount originally deposited within ten (10) days after Sublessor's written demand. Sublessor shall not be required to keep the Security Deposit separate from its general accounts, and shall have no obligation or liability for payment of interest on the Security Deposit. The Security Deposit, or so much thereof as had not theretofore been applied by Sublessor, shall be returned to Sublessee within thirty (30) days of the expiration or earlier termination of this Sublease, provided Sublessee has vacated the Premises and surrendered the Premises in the condition required hereunder.

     6. Assignment and Subletting. Sublessee may not assign, sublet, transfer, pledge, hypothecate or otherwise encumber the Premises, in whole or in part, or permit the use or occupancy of the Premises by anyone other than Sublessee, unless Sublessee has obtained Sublessor's consent thereto (which shall not be unreasonably withheld) and the consent of Master Lessor. Regardless of Sublessor's consent, no subletting or assignment shall release Sublessee of its obligations hereunder. Any rent or other consideration payable to Sublessee pursuant to any sublease or assignment permitted by this paragraph which is in excess of the Rent payable to Sublessor pursuant hereto ("Sublease Bonus Rent") shall be divided equally between Sublessor and Sublessee.

     7. Condition of Premises. Sublessee has used due diligence in inspecting the Premises and agrees to accept the Premises in "as-is" condition and with all faults as of the date of Sublessee's execution of this Sublease, without any representation or warranty of any kind or nature whatsoever, or any obligation on the part of Sublessor to modify, improve or otherwise prepare the Premises for Sublessee's occupancy. Except as otherwise provided in paragraph 9 below, by entry hereunder, Sublessee accepts the Premises in their present condition and without representation or warranty of any kind by Sublessor. Sublessee hereby expressly waives the provisions of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code and all rights to make repairs at the expense of Sublessor as provided in Section 1942 of said Civil Code.

     8.  Surrender of Additional Premises.

     (a) Commencing on the Commencement Date and continuing through December 31, 1999, Sublessee shall be entitled to retain possession and occupancy of the Additional Premises for purposes of wrapping up its operations therein. Such occupancy shall be subject to all of the provisions of this Sublease, including, without limitation, the provisions of paragraph 13 below. In addition, during such period, Sublessee shall allow Sublessor access to the Additional Premises for purposes of planning its tenant improvements to the space.

     (b) On or before January 1, 2000, Sublessee shall vacate and surrender that portion of the Additional Premises that does not contain the Premises ("Clontech's Premises"), and shall deliver such portion of the Additional Premises to Sublessor free of all equipment and personal property, in broom-clean condition, and in the condition required for surrender set forth in the

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TelCom Lease.  In any case, and not by way of limitation, Sublessee shall be responsible for decertification of the Additional Premises, and satisfaction with all regulatory requirements and requirements of Master Lessor for surrender thereof on or prior to January 1, 2000. Sublessee agrees to indemnify, defend and hold Sublessor harmless from any and all loss, cost, liability or expense (including, without limitation, any and all attorneys' fees and court costs) arising out of or relating to Sublessee's failure to so surrender the Additional Premises. If for any reason Sublessee shall fail to surrender possession of Clontech's Premises on or before January 1, 2000, Base Rent, Additional Rent and the costs of utilities shall remain payable at their initial rates, and such rates shall not be reduced until possession of Clontech's Premises is delivered to Sublessor in the condition required by this paragraph. The date on which Sublessee delivers possession of Clontech's Premises in the condition required by this paragraph is sometimes referred to herein as the "Delivery Date."

     9. Use. Sublessee may use the Premises only for the uses permitted under the Master Lease and for no other purpose. Sublessee shall promptly comply with all applicable statutes, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the term of this Sublease governing, affecting and regulating the Premises, including but not limited to, the use thereof. Sublessee shall not use or permit the use of the Premises in a manner that will create waste or a nuisance, interfere with or disturb other tenants in the Building or violate the provisions of the Master Lease.

     10.  Hazardous Substances.

               (a)  Certain Definitions.

                    (1) The term "Hazardous Substances" shall mean pollutants, contaminants, chemicals, or industrial, toxic or hazardous constituents, substances or wastes, including, but not limited to, asbestos and asbestos containing materials, polyclorinated biphenyls, petroleum based-products or other wastes, chemicals or substances the presence of which requires investigation or remediation under any Environmental Law.

                    (2) The term "environmental law" shall mean the common law and all federal, state, local and foreign laws of regulations, codes, orders, decrees, judgments, or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of the environment, including, but not limited to, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous Substances into the environment (including, but not limited to, ambient air, surface water, ground water, land surface or surface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport, or handling of Hazardous Substances, and (iii) underground storage tanks containing Hazardous Substances, and related piping, emissions, discharges, releases or threatened releases thereon.

                    (3) The term "Losses" shall mean any and all costs and expenses (including, but not limited to, reasonable attorneys' fees), damages and other losses actually incurred by the party seeking indemnification, net of any insurance

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     proceeds to which the party seeking indemnification is entitled by virtue of such costs, expenses, damages and losses.

                    (4) The term "Claim of Liability" shall mean any and all claims, liabilities, obligations, Losses or damages suffered or incurred as a result of (i) any suit, action, legal or administrative proceeding (including any investigation), or demand asserted, threatened or instituted by any party, and including but not limited to any governmental agency or authority, (ii) failure to comply with requirements imposed by all federal, state and local environmental laws and regulations, including but not limited to all costs of the investigation, remediation or costs otherwise incurred in complying with applicable laws and regulations and (iii) any and all judgments, liens, court costs, legal fees, and other costs of discovery and defense, all net of any insurance proceeds to which the party seeking indemnification is entitled by virtue of such claim, liability, obligation, loss or damage.

               (b) Hazardous Substances Used by Sublessee. During the term of the Sublease, Sublessee may use certain limited types and quantities of Hazardous Substances on the Premises. These Hazardous Substances, along with their quantitative limits, are listed in Exhibit "C" hereto.

               (c) Other Hazardous Substances. Except as to those Hazardous Substances listed in Exhibit "C" in the limited quantities set forth in Exhibit "C", and such Hazardous Substances as are intended for and used for normal building cleaning, maintenance and repair, Sublessee shall not use or store any Hazardous Substance on the Premises without the prior written consent of the Sublessor. With regard to other Hazardous Substances that Sublessee proposes to use on the Premises, and with regard to Hazardous Substances listed in Exhibit "C" which Sublessee proposes to use in quantities exceeding the limits set forth in Exhibit "C", Sublessor, taking into account such factors as Sublessor may reasonably determine to be relevant, including, without limitation, any consents required from Master Lessor, shall promptly grant or withhold consent to the proposed use of such Hazardous Substances in the quantities proposed (and in any case, failure to grant or withhold consent within 21 days of a written request from Sublessee shall be deemed to be Sublessor's consent). In addition, Sublessor may condition its consent to the use or presence of any Hazardous Substance by Sublessee upon Sublessee's giving Sublessor such additional assurances as Sublessor reasonably deems necessary to protect itself, the public, the Premises, and the environment against damage, contamination or injury and/or liability therefrom or therefor, including, but not limited to, the installation (and removal on or before Sublease expiration or earlier termination) of reasonably necessary protective modifications to the Premises and/or the deposit of a reasonable additional Security Deposit.

               (d) Applicable Laws. Any handling, use or storage by Sublessee of Hazardous Substances on the Premises (whether or not such use is identified on Exhibit "C" or is otherwise consented to by Sublessor,) shall be conducted in strict compliance with applicable Environmental Laws.

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               (e) Release of Substances. Sublessee shall not cause any
     Hazardous Substance to be spilled, discharged or released in, on, under or about the Premises, or allow any Hazardous Substance to be spilled, discharged or released in, on or under the Premises; provided, however, that Sublessee shall not be responsible pursuant to this provision for Hazardous Substances in or from the ambient air or groundwater spilled, discharged or released off the Premises and not caused by Sublessee or its affiliates, officers, employees, agents, contractors, contractors' subcontractors or business invitees; and provided, further, that this paragraph shall not prohibit Sublessee from causing or allowing (w) air emissions on the Premises in the ordinary course of its business and in compliance with applicable Environmental Laws and any applicable permits (but Sublessee in not hereby released from its obligations for any Losses or Claims of Liability resulting from, relating to or arising from such emissions) or (x) the use of the plumbing or sanitary sewer for movement of Hazardous Substances in the ordinary course of its business and in compliance with applicable Environmental Laws and any applicable permits (but Sublessee in not hereby released from its obligations for any Losses or Claims of Liability resulting from, relating to or arising from spills, releases or discharges to the environment from such use).

               (f) Other Restrictions. Sublessee shall not cause or allow on the
     Premises: (i) any concrete vaults, sumps or containment channels to be used as primary containment for any liquid containing Hazardous Substances or as secondary containment for any volatile organic compounds; (ii) installation of any underground storage tanks; or (iii) any activity requiring a hazardous waste treatment, storage or disposal permit under the federal Resource Conservation and Recovery Act or the California Health and Safety Code Div. 20, Chapter 6.5 (Hazardous Waste Control); provided, however, that this paragraph 10 shall not prohibit activities or conditions subject to and in compliance with the conditional authorization or conditional exemption provisions of the California Health and Safety Code as currently set forth at Sections 25200.3 or 25201.5.

               (g) Termination. In addition to its rights hereunder, Sublessor shall have the option of terminating this Sublease if at any time Sublessee has failed to comply with any of its obligations under this paragraph 10 and (i) an imminent and substantial endangerment to public health or welfare or the environment has resulted or (ii) the failure consists of a refusal or failure, after written notice and the passage of seven (7) days, to provide documents or information or access to the Premises as required; provided, however, that Sublessee's obligations under this paragraph 10 shall survive such termination of this Sublease.

               (h) Duty to Inform Sublessor; Duty to Monitor.

                   (1) If Sublessee knows, or has reasonable cause to believe that a Hazardous Substance has been released or otherwise come to be located in, on, under or about the Premises, under circumstances constituting a default by Sublessee under paragraph 10 or otherwise under this Sublease, and which (i) reaches soil or groundwater or (ii) is subject to a reporting or recording requirement under applicable Environmental Law, Sublessee shall give notice of such fact to Sublessor an soon as reasonably possible without interfering with emergency response and government notification activities. In

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     such event, Sublessee will furnish to Sublessor a copy of any and all reports that are generated, and correspondence with governmental agencies relating to the release, within two (2) business days of generation, transmission or receipt of the material. Sublessee shall also give Sublessor a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action or proceeding given to, or received from, any governmental authority or private party, or persons entering or occupying the Premises, concerning any Hazardous Substance or contamination in, on, or about the Premises, promptly (and in any event within two (2) business days) upon request after any such materials are given or received. Sublessee shall as soon as practicable upon receipt notify Sublessor in writing of the existence of any matter that constitutes a claim of Liability asserted, threatened or instituted by any third party against Sublessee in connection with the presence of Hazardous Substances upon, about or beneath the Promises or migrating to or from the Premises, or arising out of the violation of any Environmental Laws pertaining to the Premises or the activities thereon. In addition, Sublessee shall notify Sublessor of and provide a copy of the following environmental reports or inquiries relating to the Premises: citations, environmental inquiries, reports filed pursuant to any environmental reporting requirements imposed by any Environmental Law, including reports filed pursuant to any Environmental Law relating to underground tanks. Upon request of Sublessor, Sublessee will furnish to Sublessor a copy of any and all environmental reports, correspondence or inquires relating to the Premises, including but not limited to all permit applications, permits and reports, an well as reports concerning conditions on the Premises, including those which may be characterized as confidential.

                    (2) Sublessee covenants that it shall actively and diligently monitor all aspects of its operations and activities (and those of its agents, constructors, employees or invitees) which involve in any way the use, production, generation or other handling of Hazardous Substances on the Premises. Sublessee shall promptly advise Sublessor of any material changes in operations involving Hazardous Substances.

     11. Parking. Sublessee shall be entitled to use Sublessee's Pro Rata Share of any parking spaces to which Sublessor is entitled pursuant to the Master Lease.

     12.  Incorporation of Sublease.

     (a) All of the terms and provisions of the Master Lease, except as provided in subparagraph (b) below, are incorporated into and made a part of this Sublease and the rights and obligations of the parties under the Master Lease are hereby imposed upon the parties hereto with respect to the Premises, Sublessor being substituted for the "Landlord" in the Master Lease, and Sublessee being substituted for the "Tenant" in the Master Lease. It is further understood that where reference is made in the Master Lease to the "Premises," the same shall mean the Premises as defined herein; where reference is made to the "Commencement Date," the same shall mean the Commencement Date as defined herein; and where reference is made to the "Lease," the same shall mean this Sublease.

     (b) The following paragraphs of the Master Lease are not incorporated herein: 1, 3, 4, 5, 6, 8, 11, 23, 24, 35, 36, 38, and the Lease Amendment.

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               (c) Sublessee hereby assumes and agrees to perform for
Sublessor's benefit, during the term of this Sublease, all of Sublessor's obligations with respect to the Premises under the Master Lease, except as otherwise provided herein. Sublessee shall not commit or permit to be committed any act or omission which violates any term or condition of the Master Lease. Except as otherwise provided herein, this Sublease shall be subject and subordinate to all of the terms of the Master Lease.

     13. Insurance. Sublessee shall be responsible for compliance with the insurance provisions of the Master Lease. Such insurance shall insure the performance by Sublessee of its indemnification obligations hereunder and shall name Master Lessor and Sublessor as additional insureds. All insurance required under this Sublease shall contain an endorsement requiring thirty (30) days written notice from the insurance company to Sublessee and Sublessor before cancellation or change in the coverage, insureds or amount of any policy. Sublessee shall promptly provide Sublessor with certificates of insurance evidencing such coverage.

     14. Default. In addition to defaults contained in the Master Lease, failure of Sublessee to make any payment of Rent when due hereunder shall constitute an event of default hereunder.

     15. Notices. The addresses specified in the Master Lease for receipt of notices to each of the parties are deleted and replaced with the following:

                         To Sublessor at:    Clontech Laboratories, Inc.
                         1020 East Meadow Circle
                         Palo Alto, CA  94303-4230
                         Attn:  CEO and CFO

                         With copy to:      Cooley Godward LLP
                         5 Palo Alto Square
                         3000 El Camino Real
                         Palo Alto, CA 94306
                         Attn: Toni P. Wise

                         To Sublessee at:
                         TelCom Semiconductor, Inc.
                         1300 Terra Bella Avenue
                         Mountain View, CA  94303
                         Attn: CEO and CFO

16.  Sublessor's Obligations.

     (a) To the extent that the provision of any services or the performance of any maintenance or any other act respecting the Premises or Building is the responsibility of Master Lessor (collectively "Master Lessor Obligations"), upon Sublessee's request, Sublessor shall make reasonable efforts to cause Master Lessor to perform such Master Lessor Obligations, provided, however, that in no event shall Sublessor be liable to Sublessee for any liability, loss or damage whatsoever in the event that Master Lessor should fail to perform the same, nor shall Sublessee be entitled to withhold the payment of Rent or terminate this Sublease. It is expressly

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understood that the services and repairs which are incorporated herein by reference, including but not limited to the maintenance of exterior walls, structural portions of the roof, foundations, walls and floors, will in fact be furnished by Master Lessor and not by Sublessor, except to the extent otherwise provided in the Master Lease. In addition, Sublessor shall not be liable for any maintenance, restoration (following casualty or destruction) or repairs in or to the Building or Premises, other than its obligation hereunder to use reasonable efforts to cause Master Lessor to perform its obligations under the Master Lease. With respect to any maintenance or repair to be performed by Master Lessor respecting the Premises, the parties expressly agree that Sublessee shall have the right to contact Master Lessor directly to cause it to so perform.

          (b) Except as otherwise provided herein, Sublessor shall have no other obligations to Sublessee with respect to the Premises or the performance of the Master Lessor Obligations.

     17. Early Termination of Sublease. If, without the fault of Sublessor, the Master Lease should terminate prior to the expiration of this Sublease, Sublessor shall have no liability to Sublessee on account of such termination. To the extent that the Master Lease grants Sublessor any discretionary right to terminate the Master Lease, whether due to casualty, condemnation, or otherwise, Sublessor shall be entitled to exercise or not exercise such right in its complete and absolute discretion.

     18. Consent of Master Lessor and Sublessor. If Sublessee desires to take any action which requires the consent or approval of Sublessor pursuant to the terms of this Sublease, prior to taking such action, including, without limitation, making any alterations, then, notwithstanding anything to the contrary herein, (a) Sublessor shall have the same rights of approval or disapproval as Master Lessor has under the Master Lease, and (b) Sublessee shall not take any such action until it obtains the consent of Sublessor and Master Lessor, as may be required under this Sublease or the Master Lease. This Sublease shall not be effective unless and until any required written consent of the Master Lessor shall have been obtained.

     19. Indemnity. Sublessee shall indemnify, defend, protect, and hold Sublessor and Master Lessor harmless from and against all actions, claims, demands, costs liabilities, losses, reasonable attorneys' fees, damages, penalties, and expenses (collectively "Claims") which may be brought or made against Sublessor or which Sublessor may pay or incur to the extent caused by
(i) a breach of this Sublease by Sublessee, (ii) any violation of law by Sublessee or its employees, agents, contractors or invitees (collectively, "Agents") relating to the use or occupancy of the Premises, (iii) any act or omission by Sublessee or its Agents resulting in contamination of any part or all of the Premises by Hazardous Materials, or (iv) the negligence or willful misconduct of Sublessee or its Agents.

     20. Brokers. Each party hereto represents and warrants that it has dealt with no broker in connection with this Sublease and the transactions contemplated herein. Each party shall indemnify, protect, defend and hold the other party harmless from all costs and expenses (including reasonable attorneys' fees) arising from or relating to a breach of the foregoing representation and warranty.

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

     21. Surrender of Premises. Upon the expiration or earlier termination of this Sublease, Sublessee shall surrender the Premises in the same condition as they were in on the Commencement Date, except for ordinary wear and tear, and except that Sublessee will remove those items specified in Schedule B to the TelCom Termination Agreement.

     22. No Third Party Rights. The benefit of the provisions of this Sublease is expressly limited to Sublessor and Sublessee and their respective permitted successors and assigns. Under no circumstances will any third party be construed to have any rights as a third party beneficiary with respect to any of said provisions.

     23. Contingency. The Sublease Agreement between the Sublessor and the Sublessee is contingent upon execution by Sublessor and Master Lessor of the Lease Amendment and consent by Master Lessor of this Sublease.

     24. Counterparts. This Sublease may be signed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

     In Witness Whereof, the parties have executed this Sublease as of the date first written above.


"Sublessor"                           "Sublessee"
Clontech laboratories, Inc.           TelCom Semiconductor, Inc.

By:__________________________         By:__________________________

Title: ______________________          Title: _____________________

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